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                                                                     Exhibit 5.1


                                                        September 3, 2002



The Board of Directors of Cray Inc.

Dear Sirs:

I refer to my opinion dated May 24, 2002, and included as Exhibit 5 to the Registration Statement on Form S-3 (Commission File No. 333-89134) (the "Registration Statement") filed on May 24, 2002 by Cray Inc. (the "Company"), a Washington corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). I am rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") to the base prospectus (the "Base Prospectus") filed on or about September 3, 2002, by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the sale by the Company of 2,941,176 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), warrants to purchase 294,117 shares of Common Stock (the "Warrants"), and 294,117 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), all of which are covered by the Registration Statement. The Shares and the Warrants were offered and sold in the manner described in the Prospectus Supplement and the Base Prospectus.

I have acted as your counsel in connection with the preparation of the Registration Statement, the Prospectus Supplement and the Base Prospectus. I am familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. I have examined such other documents as I consider necessary to render this opinion.

Based upon the foregoing, I am of the opinion that:

        1. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

        2. The Warrants have been duly authorized and are legal, valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).


        3. The Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Warrants in exchange for payment therefor in



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             accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to me under the caption "Legal Matters" in the Base Prospectus.

                                         Very truly yours,

                                         /s/   Kenneth W. Johnson

                                         Kenneth W. Johnson, Esquire
                                         General Counsel



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